Exhibit (j) - Consent of Independent Accountants



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of the Aegis Value Fund, Inc. and to the use of our report dated September 29, 2004 on the Aegis Value Fund, Inc.'s financial statements and financial highlights as of and for the year ending August 31, 2004. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.




                                            /s/ Briggs, Bunting & Dougherty, LLP
                                            ------------------------------------
                                                Briggs, Bunting & Dougherty, LLP



Philadelphia, Pennsylvania
December 21, 2004